Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

SECOND QUARTER FISCAL 2013 OPERATING RESULTS

Uncasville, Connecticut, May 2, 2013 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun at Pocono Downs in Wilkes-Barre, Pennsylvania, announced today the operating results for its second fiscal quarter ended March 31, 2013.

“We are extremely pleased with the results for the quarter,” said Mitchell Grossinger Etess, Chief Executive Officer of the Authority. “In Connecticut, EBITDA declined only 5.5% despite a net revenue decline of 7.5% and the impact of a weekend blizzard in February which was the largest in the state in over 100 years, reflecting the benefit of our cost saving initiatives implemented late last year. Also encouraging was a moderation of recent revenue trends in March and a continuation of this trend into April. In Pennsylvania, our team implemented operational changes in early March which resulted in the highest monthly EBITDA in Mohegan Sun at Pocono Downs’ history. I would like to thank all of our team members for their hard work and commitment, which as always was critical to our success during the quarter.”

Consolidated operating results for the second quarter ended March 31, 2013 (unaudited):

•	Net revenues of $325.7 million, a 7.3% decrease from the second quarter of fiscal 2012

•	Gaming revenues of $291.4 million, a 7.8% decrease from the second quarter of fiscal 2012

•	Gross slot revenues of $206.1 million, a 9.6% decrease from the second quarter of fiscal 2012

•	Table game revenues of $83.1 million, a 3.0% decrease from the second quarter of fiscal 2012

•	Non-gaming revenues of $55.2 million, a 4.3% decrease from the second quarter of fiscal 2012

•	Adjusted EBITDA, a non-GAAP measure described below, of $77.9 million, an 8.4% decrease from the second quarter of fiscal 2012

•	Adjusted EBITDA margin of 23.9%, a 30 basis point decrease from the second quarter of fiscal 2012

•	Income from operations of $56.0 million, an 11.2% decrease from the second quarter of fiscal 2012

•	Net income attributable to the Authority of $14.1 million, a 6.8% decrease from the second quarter of fiscal 2012

The decline in revenues reflected lower business volumes at both Mohegan Sun and Mohegan Sun at Pocono Downs. We believe the reduction in business volumes at both operating units was primarily driven by unfavorable weather conditions, including the Blizzard of 2013. The Authority estimates that consolidated net revenues were negatively impacted by approximately $11.0 million due to unfavorable weather conditions. The reduction in business volumes also reflected a weak regional economic environment due, in part, to higher payroll taxes and its related impact on consumer discretionary spending, as well as continued changes in our operations designed to improve profitability. The impact of the decline in revenues on Adjusted EBITDA and income from operations was mitigated through cost saving initiatives designed to improve efficiency and profitability.

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31, 2013	March 31, 2012	Variance	Percentage Variance

Adjusted EBITDA	$70,104	$74,218	$(4,114)	(5.5%)
Income from operations	$53,132	$56,630	$(3,498)	(6.2%)
Operating costs and expenses	$199,550	$216,434	$(16,884)	(7.8%)
Net revenues	$252,682	$273,064	$(20,382)	(7.5%)
Gaming revenues	$222,845	$242,215	$(19,370)	(8.0%)
Non-gaming revenues	$46,816	$49,626	$(2,810)	(5.7%)

The declines in Adjusted EBITDA and income from operations were primarily attributable to lower gaming revenues, partially offset by the reduction in operating costs and expenses, including payroll costs and casino marketing and promotional expenditures, reflecting, in part, staffing reductions and other cost saving initiatives implemented in

September 2012. The Authority estimates that Mohegan Sun’s net revenues were negatively impacted by approximately $9.5 million due to unfavorable weather conditions. Adjusted EBITDA margin increased to 27.7% for the quarter ended March 31, 2013 from 27.2% in the second quarter of fiscal 2012.

Gaming revenues declined due to lower business volumes which we believe were primarily driven by unfavorable weather conditions, a weak regional economic environment and continued changes in our operations designed to improve profitability. Gaming revenues benefited from higher table game hold during the quarter.

Non-gaming revenues decreased primarily as a result of lower food and beverage revenues. The decrease in food and beverage revenues resulted from the decline in meals served reflecting changes in our operations designed to improve profitability, including the reduction in hours of operation in certain food and beverage outlets and the replacement of certain Mohegan Sun-owned food and beverage outlets with third-party operators.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2013	March 31, 2012	Variance	Percentage Variance

Slots:
Handle	$1,823,977	$2,011,682	$(187,705)	(9.3%)
Gross revenues	$151,172	$168,057	$(16,885)	(10.0%)
Net revenues	$144,979	$161,465	$(16,486)	(10.2%)
Free promotional slot plays (1)	$14,975	$14,433	$542	3.8%
Weighted average number of machines (in units)	5,541	6,063	(522)	(8.6%)
Hold percentage (gross)	8.3%	8.4%	(0.1%)	(1.2%)
Win per unit per day (gross) (in dollars)	$303	$305	$(2)	(0.7%)

Table games:
Drop	$437,835	$473,535	$(35,700)	(7.5%)
Revenues	$73,846	$75,950	$(2,104)	(2.8%)
Weighted average number of games (in units)	286	313	(27)	(8.6%)
Hold percentage (2)	16.9%	16.0%	0.9%	5.6%
Win per unit per day (in dollars)	$2,872	$2,667	$205	7.7%

Poker:
Revenues	$2,574	$3,062	$(488)	(15.9%)
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$681	$801	$(120)	(15.0%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2013	March 31, 2012	Variance	Percentage Variance

Food and beverage:
Revenues	$14,009	$16,400	$(2,391)	(14.6%)
Meals served	634	785	(151)	(19.2%)
Average price per meal served (in dollars)	$16.31	$16.22	$0.09	0.6%

Hotel:
Revenues	$10,101	$10,254	$(153)	(1.5%)
Rooms occupied	102	103	(1)	(1.0%)
Occupancy rate	96.7%	97.0%	(0.3%)	(0.3%)
Average daily room rate (in dollars)	$94	$94	—	—
Revenue per available room (in dollars)	$91	$91	—	—

Retail, entertainment and other:
Revenues	$22,706	$22,972	$(266)	(1.2%)
Arena events (in events)	19	26	(7)	(26.9%)
Arena tickets	113	145	(32)	(22.1%)
Average price per Arena ticket (in dollars)	$54.24	$41.01	$13.23	32.3%

Mohegan Sun at Pocono Downs

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31, 2013	March 31, 2012	Variance	Percentage Variance

Adjusted EBITDA	$13,626	$14,807	$(1,181)	(8.0%)
Income from operations	$10,448	$10,912	$(464)	(4.3%)
Operating costs and expenses	$62,191	$67,178	$(4,987)	(7.4%)
Net revenues	$72,639	$78,090	$(5,451)	(7.0%)
Gaming revenues	$68,566	$73,913	$(5,347)	(7.2%)
Non-gaming revenues	$8,025	$8,098	$(73)	(0.9%)

The declines in Adjusted EBITDA, income from operations and gaming revenues resulted from lower business volumes which we believe reflected a weak regional economic environment due, in part, to recent increases in payroll and local property taxes, combined with unfavorable weather conditions. The Authority estimates that Mohegan Sun at Pocono Downs’ net revenues were negatively impacted by approximately $1.5 million due to unfavorable weather conditions. Business volumes also were negatively impacted by construction disruptions associated with our hotel and convention center expansion and continued changes in our operations designed to improve profitability. The decline in Adjusted EBITDA was mitigated through cost saving initiatives implemented in March 2013. Adjusted EBITDA margin decreased to 18.8% for the quarter ended March 31, 2013 from 19.0% in the second quarter of fiscal 2012.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2013	March 31, 2012	Variance	Percentage Variance

Slots:
Handle	$727,216	$755,358	$(28,142)	(3.7%)
Gross revenues	$54,904	$59,798	$(4,894)	(8.2%)
Net revenues	$54,941	$59,815	$(4,874)	(8.1%)
Free promotional slot plays (1)	$19,635	$16,303	$3,332	20.4%
Weighted average number of machines (in units)	2,332	2,332	—	—
Hold percentage (gross)	7.6%	7.9%	(0.3%)	(3.8%)
Win per unit per day (gross) (in dollars)	$262	$282	$(20)	(7.1%)

Table games:
Drop	$47,640	$55,474	$(7,834)	(14.1%)
Revenues	$9,292	$9,794	$(502)	(5.1%)
Weighted average number of games (in units)	66	66	—	—
Hold percentage (2)	19.5%	17.7%	1.8%	10.2%
Win per unit per day (in dollars)	$1,564	$1,627	$(63)	(3.9%)

Poker:
Revenues	$1,132	$1,031	$101	9.8%
Weighted average number of tables (in units)	18	18	—	—
Revenue per unit per day (in dollars)	$699	$630	$69	11.0%

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table game hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	March 31, 2013	March 31, 2012	Variance	Percentage Variance

Food and beverage:
Revenues	$6,006	$6,151	$(145)	(2.4%)
Meals served	167	176	(9)	(5.1%)
Average price per meal served (in dollars)	$16.09	$15.62	$0.47	3.0%

Retail, entertainment and other:
Revenues	$2,019	$1,947	$72	3.7%

Corporate

Operating results (in thousands, unaudited):

	For the Three Months Ended
	March 31, 2013	March 31, 2012	Variance	Percentage Variance

Loss from operations	$7,614	$4,552	$3,062	67.3%
Net revenues	$374	$—	$374	100.0%

The increase in loss from operations reflected higher professional and development related expenditures, including expenditures associated with our pursuit of a Massachusetts casino license.

Mohegan Tribal Gaming Authority Property Information

	Adjusted EBITDA		Income (Loss) from Operations		Net Revenues
(in thousands, unaudited)	For the Three Months Ended		For the Three Months Ended		For the Three Months Ended
	March 31, 2013	March 31, 2012	March 31, 2013	March 31, 2012	March 31, 2013	March 31, 2012
Mohegan Sun	$70,104	$74,218	$53,132	$56,630	$252,682	$273,064
Mohegan Sun at Pocono Downs	13,626	14,807	10,448	10,912	72,639	78,090
Corporate	(5,877)	(4,041)	(7,614)	(4,552)	374	—

Total	$77,853	$84,984	$55,966	$62,990	$325,695	$351,154

	Adjusted EBITDA		Income (Loss) from Operations		Net Revenues
	For the Six Months Ended		For the Six Months Ended		For the Six Months Ended
	March 31, 2013	March 31, 2012	March 31, 2013	March 31, 2012	March 31, 2013	March 31, 2012
Mohegan Sun	$135,357	$138,201	$101,258	$103,623	$505,872	$546,962
Mohegan Sun at Pocono Downs	26,146	28,974	20,006	20,944	143,927	156,068
Corporate	(10,419)	(7,191)	(13,099)	(8,067)	651	—

Total	$151,084	$159,984	$108,165	$116,500	$650,450	$703,030

Other Information

Liquidity

As of March 31, 2013, the Authority held cash and cash equivalents of $87.1 million compared to $114.1 million as of September 30, 2012. As of March 31, 2013, no amount was drawn on the Authority’s $75.0 million revolving bank credit facility. As of March 31, 2013, letters of credit issued under the Authority’s bank credit facilities totaled $2.5 million, of which no amounts were drawn. Inclusive of letters of credit, which reduce borrowing availability under the Authority’s bank credit facilities, and after taking into account restrictive financial covenant requirements, the Authority had approximately $60.2 million of borrowing capacity under its bank credit facilities as of March 31, 2013. As of March 31, 2013, the Authority’s debt, including capital leases, totaled $1.69 billion compared to $1.71 billion as of September 30, 2012.

Interest Expense

Interest expense increased by $9.9 million, or 30.3%, to $42.6 million for the quarter ended March 31, 2013 compared to $32.7 million in the second quarter of fiscal 2012. Weighted average interest rate was 10.1% for the quarter ended March 31, 2013 compared to 7.9% in the second quarter of fiscal 2012. The increases in interest expense and weighted average interest rate were primarily driven by our March 6, 2012 refinancing transactions. Weighted average outstanding debt was $1.71 billion for the quarter ended March 31, 2013 compared to $1.65 billion in the second quarter of fiscal 2012.

Cost Saving Initiatives

In September 2012, the Authority implemented a workforce reduction of approximately 330 positions in Uncasville, Connecticut, in an effort to further streamline its organization and better align operating costs with current market and business conditions. In addition, the Authority implemented a number of other cost saving initiatives at Mohegan Sun, including changes to the slot mix on the gaming floor, modifications to employee medical benefits and replacement of certain Mohegan Sun-owned food and beverage outlets with third-party operators. Labor and operating cost savings for fiscal 2013 are forecasted to be at least $25 million.

In addition, in March 2013, the Authority implemented a number of cost saving initiatives at Mohegan Sun at Pocono Downs. Annual labor and operating cost savings are forecasted to be at least $7 million.

Recent Developments

On January 14, 2013, the Authority announced a partnership with Brigade Capital Management, LLC to pursue a casino license to build a destination resort casino at a 152-acre site leased by an affiliate of the Authority in Palmer, Massachusetts. The first phase of the application for the Massachusetts casino license was also filed on January 14, 2013.

On February 8, 2013, it was announced that the Authority, through an affiliate, will partner with Market East Associates, L.P. to pursue a casino license in Philadelphia, Pennsylvania, and operate the gaming and entertainment portions of a proposed urban entertainment center to be developed in Center City Philadelphia, known as “Market8.”

Capital Expenditures

The following table presents data related to capital expenditures (in millions, including capitalized interest):

	Capital Expenditures
	Six Months Ended March 31, 2013	Remaining Forecasted Fiscal Year 2013	Forecasted Fiscal Year 2013

Mohegan Sun:
Maintenance	$5.7	$20.0	$25.7
Development	2.9	1.0	3.9

Subtotal	8.6	21.0	29.6
Mohegan Sun at Pocono Downs:
Maintenance	2.3	2.6	4.9
Expansion	0.2	0.4	0.6

Subtotal	2.5	3.0	5.5
Corporate:
Expansion - Project Sunlight (1)	12.8	29.1	41.9
Development	0.7	—	0.7

Subtotal	13.5	29.1	42.6

Total	$24.6	$53.1	$77.7

(1)	Mohegan Sun at Pocono Downs’ hotel and convention center expansion.

Distributions to the Tribe

Distributions to the Tribe totaled $10.0 million for each of the quarters ended March 31, 2013 and 2012. Distributions to the Tribe are anticipated to total $50 million for fiscal 2013.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its second quarter fiscal 2013 operating results on Thursday, May 2, 2013 at 10:00 a.m. (Eastern Daylight Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 33480478

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Thursday, May 2, 2013. This replay will run through May 16, 2013.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 33480478

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 544-acre reservation situated in southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on a 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun at Pocono Downs, a gaming and entertainment facility located on a 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in southern New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the approximately 1,200-room luxury Sky Hotel Tower. Mohegan Sun at Pocono Downs operates in an approximately 400,000-square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Information concerning potential factors that could affect the Authority’s financial results is included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2012, as well as in the Authority’s other reports and filings with the Securities and Exchange Commission. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	For the Three Months Ended March 31, 2013	For the Three Months Ended March 31, 2012	For the Six Months Ended March 31, 2013	For the Six Months Ended March 31, 2012
Revenues:
Gaming	$291,411	$316,128	$581,020	$633,660
Food and beverage	20,015	22,551	41,004	45,927
Hotel	10,101	10,254	20,045	19,372
Retail, entertainment and other	25,111	24,919	52,175	52,512

Gross revenues	346,638	373,852	694,244	751,471
Less - Promotional allowances	(20,943)	(22,698)	(43,794)	(48,441)

Net revenues	325,695	351,154	650,450	703,030

Operating costs and expenses:
Gaming	170,086	190,152	345,872	388,998
Food and beverage	10,168	11,279	20,804	22,115
Hotel	3,538	3,768	6,931	7,045
Retail, entertainment and other	9,150	8,486	19,456	19,241
Advertising, general and administrative	48,649	48,444	95,233	98,456
Corporate	7,958	4,523	13,691	8,002
Depreciation and amortization	19,951	21,481	40,115	42,384
Loss on disposition of assets	—	31	133	289
Severance	157	—	(22)	—
Pre-opening	72	—	72	—

Total operating costs and expenses	269,729	288,164	542,285	586,530

Income from operations	55,966	62,990	108,165	116,500

Other income (expense):
Accretion of discount to the relinquishment liability	(1,244)	(2,062)	(2,487)	(4,124)
Interest income	1,431	687	2,888	1,717
Interest expense, net of capitalized interest	(42,560)	(32,657)	(85,834)	(61,466)
Loss on early exchange of debt	—	(14,306)	—	(14,306)
Other expense, net	(1,235)	(42)	(2,188)	(38)

Total other expense	(43,608)	(48,380)	(87,621)	(78,217)

Net income	12,358	14,610	20,544	38,283
Loss attributable to non-controlling interests	1,707	482	2,621	811

Net income attributable to Mohegan Tribal Gaming Authority	$14,065	$15,092	$23,165	$39,094

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2013	2012	2013	2012
Operating Results:
Gross revenues	$346,638	$373,852	$694,244	$751,471
Net revenues	$325,695	$351,154	$650,450	$703,030
Income from operations	$55,966	$62,990	$108,165	$116,500

Other Data:
Adjusted EBITDA	$77,853	$84,984	$151,084	$159,984
Capital expenditures	$10,911	$10,192	$24,602	$25,424
Cash interest paid	$32,369	$42,543	$94,284	$69,510

	March 31, 2013	September 30, 2012
Balance Sheet Data:
Cash and cash equivalents	$87,090	$114,084
Debt, including capital leases	$1,690,314	$1,706,626

MOHEGAN SUN

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2013	2012	2013	2012
Operating results:
Gross revenues (in thousands)	$269,661	$291,841	$541,633	$587,444
Net revenues (in thousands)	$252,682	$273,064	$505,872	$546,962
Income from operations (in thousands)	$53,132	$56,630	$101,258	$103,623
Operating margin	21.0%	20.7%	20.0%	18.9%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$70,104	$74,218	$135,357	$138,201
Adjusted EBITDA margin	27.7%	27.2%	26.8%	25.3%

Capital expenditures (in thousands)	$4,265	$8,929	$8,566	$22,913

Weighted average number of units:
Slot machines	5,541	6,063	5,575	6,151
Table games	286	313	286	314
Poker tables	42	42	42	42

Win per unit per day:
Slot machines (gross)	$303	$305	$295	$301
Table games	$2,872	$2,667	$2,868	$2,629
Poker tables	$681	$801	$673	$791

Hold percentage:
Slot machines (gross)	8.3%	8.4%	8.3%	8.3%
Table games	16.9%	16.0%	16.6%	15.4%

Food and beverage statistics:
Meals served (in thousands)	634	785	1,339	1,604
Average price per meal served	$16.31	$16.22	$16.20	$16.51

Hotel statistics:
Rooms occupied (in thousands)	102	103	206	205
Occupancy rate	96.7%	97.0%	96.4%	95.5%
Average daily room rate	$94	$94	$93	$90
Revenue per available room	$91	$91	$90	$86

Entertainment statistics:
Arena events (in events)	19	26	45	53
Arena tickets (in thousands)	113	145	277	300
Average price per Arena ticket	$54.24	$41.01	$52.89	$47.32

MOHEGAN SUN AT POCONO DOWNS

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2013	2012	2013	2012
Operating results:
Gross revenues (in thousands)	$76,591	$82,011	$151,916	$164,027
Net revenues (in thousands)	$72,639	$78,090	$143,927	$156,068
Income from operations (in thousands)	$10,448	$10,912	$20,006	$20,944
Operating margin	14.4%	14.0%	13.9%	13.4%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$13,626	$14,807	$26,146	$28,974
Adjusted EBITDA margin	18.8%	19.0%	18.2%	18.6%

Capital expenditures (in thousands)	$413	$1,263	$2,546	$2,511

Weighted average number of units:
Slot machines	2,332	2,332	2,332	2,332
Table games	66	66	66	66
Poker tables	18	18	18	18

Win per unit per day:
Slot machines (gross)	$262	$282	$256	$279
Table games	$1,564	$1,627	$1,566	$1,652
Poker tables	$699	$630	$672	$613

Hold percentage:
Slot machines (gross)	7.6%	7.9%	7.7%	8.0%
Table games	19.5%	17.7%	20.2%	18.1%

Food and beverage statistics:
Meals served (in thousands)	167	176	325	360
Average price per meal served	$16.09	$15.62	$16.92	$15.51

CORPORATE

SUPPLEMENTAL DATA

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2013	2012	2013	2012
Capital expenditures (in thousands)	$6,233	$—	$13,490	$—
Capitalized interest (in thousands)	$331	$—	$483	$—

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Adjusted EBITDA to Net Income:

Reconciliations of Adjusted EBITDA to net income, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, are shown below (in thousands):

	For the Three Months Ended		For the Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2013	2012	2013	2012

Adjusted EBITDA	$77,853	$84,984	$151,084	$159,984
Depreciation and amortization	(19,951)	(21,481)	(40,115)	(42,384)
Loss on disposition of assets	—	(31)	(133)	(289)
Severance	(157)	—	22	—
Pre-opening	(72)	—	(72)	—
Loss attributable to non-controlling interests	(1,707)	(482)	(2,621)	(811)

Income from operations	55,966	62,990	108,165	116,500

Accretion of discount to the relinquishment liability	(1,244)	(2,062)	(2,487)	(4,124)
Interest income	1,431	687	2,888	1,717
Interest expense, net of capitalized interest	(42,560)	(32,657)	(85,834)	(61,466)
Loss on early exchange of debt	—	(14,306)	—	(14,306)
Other expense, net	(1,235)	(42)	(2,188)	(38)

Net income	$12,358	$14,610	$20,544	$38,283

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended March 31, 2013
	Income (Loss)	Depreciation	(Gain) Loss on			Loss attributable to
	from	and	Disposition of			Non-controlling	Adjusted
	Operations	Amortization	Assets	Severance	Pre-opening	Interests	EBITDA
Mohegan Sun	$53,132	$16,939	$—	$33	$—	$—	$70,104
Mohegan Sun at Pocono Downs	10,448	2,982	—	124	72	—	13,626
Corporate	(7,614)	30	—	—	—	1,707	(5,877)

Total	$55,966	$19,951	$—	$157	$72	$1,707	$77,853

	For the Three Months Ended March 31, 2012
	Income (Loss)	Depreciation	(Gain) Loss on			Loss attributable to
	from	and	Disposition of			Non-controlling	Adjusted
	Operations	Amortization	Assets	Severance	Pre-opening	Interests	EBITDA
Mohegan Sun	$56,630	$17,549	$39	$—	$—	$—	$74,218
Mohegan Sun at Pocono Downs	10,912	3,903	(8)	—	—	—	14,807
Corporate	(4,552)	29	—	—	—	482	(4,041)

Total	$62,990	$21,481	$31	$—	$—	$482	$84,984

	For the Six Months Ended March 31, 2013
	Income (Loss)	Depreciation	(Gain) Loss on			Loss attributable to
	from	and	Disposition of			Non-controlling	Adjusted
	Operations	Amortization	Assets	Severance	Pre-opening	Interests	EBITDA
Mohegan Sun	$101,258	$34,112	$133	$(146)	$—	$—	$135,357
Mohegan Sun at Pocono Downs	20,006	5,944	—	124	72	—	26,146
Corporate	(13,099)	59	—	—	—	2,621	(10,419)

Total	$108,165	$40,115	$133	$(22)	$72	$2,621	$151,084

	For the Six Months Ended March 31, 2012
	Income (Loss)	Depreciation	(Gain) Loss on			Loss attributable to
	from	and	Disposition of			Non-controlling	Adjusted
	Operations	Amortization	Assets	Severance	Pre-opening	Interests	EBITDA
Mohegan Sun	$103,623	$34,560	$18	$—	$—	$—	$138,201
Mohegan Sun at Pocono Downs	20,944	7,759	271	—	—	—	28,974
Corporate	(8,067)	65	—	—	—	811	(7,191)

Total	$116,500	$42,384	$289	$—	$—	$811	$159,984

Adjusted EBITDA Explanation:

Earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents earnings before interest, depreciation and amortization, (gain) loss on disposition of assets, workforce reduction severance, pre-opening costs and expenses, accretion of discount to a relinquishment liability, other non-operating income and expense and loss attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest, depreciation and amortization and reassessment and accretion of discount to the relinquishment liability. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing the relevant disclosure of interest, depreciation and amortization, reassessment and accretion of discount to the relinquishment liability and other items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Press Release:

Mohegan Tribal Gaming Authority, Uncasville, Connecticut, May 2, 2013

Contacts:

Mitchell Grossinger Etess

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000